UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CAPITAL SENIOR LIVING CORPORATION
(Name of Registrant as Specified in Its Charter)

ORTELIUS ADVISORS, L.P. PANGAEA VENTURES, L.P. PETER DESORCY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Ortelius Advisors, L.P. (“Ortelius Advisors”), together with the other participants in its solicitation, has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the proposed issuance by Capital Senior Living Corporation (the “Company”) of shares of newly designated Series A Convertible Preferred Stock of the Company to affiliates of Conversant Capital LLC as contemplated by an Investment Agreement entered into by and among such parties, and other Company proposals, at the upcoming special meeting of stockholders of the Company.

On September 15, 2021, Ortelius Advisors uploaded the following materials to www.SaveCSU.com: